Exhibit 99.1

DRAFT: OTC BB ANNOUNCEMENT v.2

OCTOBER 13, 2006

Contact:

For INNOVIVE Pharmaceuticals:

Jon Weisberg

e-mail: jonweisberg@inkandair.com

ph: 801-359-9977

fax: 801-359-9980

cell: 801-860-9977

INNOVIVE PHARMACEUTICALS ANNOUNCES

LISTING OF COMMON STOCK ON OTC BULLETIN BOARD

New York, N.Y. (October 13, 2006) – INNOVIVE Pharmaceuticals, Inc. (OTCBB:IVPH.OB), a biopharmaceutical company headquartered in Manhattan, announced today that the company’s common shares have been accepted for quotation on the NASD Over the Counter Bulletin Board, under the trading symbol “IVPH.OB.”

About INNOVIVE Pharmaceuticals

Innovive Pharmaceuticals, Inc. is a public biopharmaceutical company headquartered in New York, N.Y. The company’s mission is to acquire, develop and commercialize novel therapeutics addressing significant unmet medical needs in the fields of oncology and hematology. For additional information visit www.innovivepharma.com.

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This press release contains forward-looking statements that involve risks and uncertainties that could cause INNOVIVE’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of INNOVIVE’s development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of INNOVIVE’s product candidates, the risk that the results of clinical trials may not support INNOVIVE’s claims, INNOVIVE’s reliance on third party researchers to develop its product candidates and its lack of experience in developing pharmaceutical products. These and other risks are discussed in INNOVIVE’S Registration Statement on Form 10 filed with the SEC. INNOVIVE assumes no obligation to update these forward-looking statements, except as required by law.